Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2025 with respect to the financial statements of Quoin Pharmaceuticals Ltd. included in the Annual Report on Form 10-K of Quoin Pharmaceuticals Ltd. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Morristown, New Jersey

October 27, 2026